PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

To the Directors of Paloma Enterprises, Inc.

Re: Purchase of Regulation S securities

Dear Board of Directors:

This letter is being delivered by the undersigned in connection with the acquisition of certain shares of restricted common stock of Paloma Enterprises, Inc. (“Company”) to be issued pursuant to Regulation S of the Securities Act of 1933, as amended, by the Company. The undersigned hereby represents and warrants that the statements set forth below are true and correct and understands that the Company will be relying on such representations and warranties in connection with the issuance of the subject shares.

1. The undersigned recognizes that the shares have not been registered under the Federal Securities Act of 1933, as amended (“the Act”), or qualified under the securities laws of any state, and therefore cannot be resold or disposed of unless they are registered and qualified thereunder or unless an exemption from registration and qualification is available.

2. Further, the transfer of the shares is prohibited other than; i) in accordance with Regulation S; ii) pursuant to registration under the Act; or iii) pursuant to an available exemption from registration under the Act.

3. No hedging transactions may be conducted except in compliance with the Act. The undersigned further understands that the certificate evidencing the shares will bear legends referring to the limitations set forth above.

4. The undersigned is not a U.S. person as defined in Rule 902(k) of the Act, and is not acquiring the shares for the account or benefit of any U.S. person.

5. The Subscriber has had access to any and all information concerning the Company, which the Subscriber and the Subscriber’s financial tax and legal advisors required and/or considered necessary to make a proper evaluation of this investment.

6. In making the decision to purchase the securities herein subscribed for, the Subscriber and his advisors have relied upon there own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in the Company will depend upon the Subscriber’s individual circumstances.

7. The Subscriber further understands that no opinion is being given as to any securities matter involving the offering. By reason of its business and/or financial experience, or the business and financial experience of its professional advisors, the undersigned is capable of evaluating the merits and risks of this investment and of protecting its own interests in connection with this investment.

8. The Subscriber certifies that he is/is not an accredited investor, as the term accredited is defined under United States securities laws.

9. The Subscriber confirms receipt of an extract, from the US Securities and Exchange Commission website, governing Rules applicable to the issuance of Regulation S securities and, furthermore, the Subscriber confirms that the said Rules have been adequately reviewed prior to making an investment in Bio Life Remedies, Inc.

Dated:    September 30       , 2005

Name of Subscriber or Corporation:       0730333 BC LTD.

Signature of the Subscriber:        /s/ Abbie Zands_________________________

Address:                            2252 E. 47th Ave.

                              Vancouver, BC    VSP 1R3__________________________

Telephone No.         778.855.4187       E-mail address: ______________________

Number of Regulation S shares subscribed for      500,000     .

at $ 0.001 U.S. Funds for a total price of $ ___________.

DELIVERY INSTRUCTIONS FOR YOUR STOCK:

As Above ❒ ; or

__________________________________________
Account reference, if applicable

__________________________________________
Contact Name [Please Print]

Theo Cholevas____________________________________
Address [Please Print]

2252 E. 47th Ave.____________________________
Vancouver, BC, VSP 1R3
778.855.4187

Accepted: For and on behalf of Paloma Enterprises, Inc.

By _____________________________________
Dated:__________________________, 2005